                                                                   EXHIBIT 99.2

FINANCIAL ANALYST & INVESTOR CONTACT:                MEDIA CONTACTS:
Dave Miller                                          Christopher Walker
USinternetworking, Inc.                              USinternetworking, Inc.
(410) 897-1746                                       (410) 897-3560
dave.miller@usi.net                                  christopher.walker@usi.net


       USINTERNETWORKING ANNOUNCES SECOND QUARTER 2000 FINANCIAL RESULTS

   Increasing Momentum Yields Improved Gross Margins & Improved EBITDA Trends

ANNAPOLIS, MD, JULY 25, 2000-- USinternetworking, Inc. (USi; Nasdaq: USIX) the leading Application Service Provider (ASP), today announced results for the quarter ending June 30, 2000. Revenue for the second quarter increased 292% to $26.2 million, compared to the same period for 1999.

"This has been a quarter of exceptional performance for USi, as evidenced by the first-rate clients added, record revenues, tremendous growth in new service contract value, and a four-fold improvement of our gross margins," remarked Christopher R. McCleary, Chairman of the Board. "Additionally, the adoption of USi's services by established mainstream companies is evidence of the efficacy of our delivery model."

Gross margin for the second quarter improved to 10.3%, up from 2.5% in the first quarter. USi reported iMAP service contract margins of 5.3%, making this quarter the first time the company has reported positive iMAP service contract margins. Second quarter EBITDA loss improved to $19.8 million from $21.4 million in the previous quarter. The Company reported a net loss of $42.0 million or $0.43 per share for the second quarter. Net loss for the previous quarter was $ 39.6 million or $0.42 per share.

Additional Q2 2000 highlights:

- Secured $88.7 million in new service contract value.
- Secured 42 new service contracts.
- Increased the 12-month backlog to $87.1 million.
- Increased inception to date contract value sold to $322 million.
- Improved average monthly recurring revenue per client to $42,800.
- Upgraded 28% percent of existing base in the quarter, cross-sold 6% of existing base.
- Announced the first Ariba client, Rohm and Haas.
- Strengthened client-base with additions such as: Sony Electronics Inc. (eMarker Business Unit), AARP Services, Inc., Yankee Candle Company, American Cancer Society, Carlson Companies, Inc. and The College Board.

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"USi's second quarter results are indicative of the company's ability to develop this new market, while executing against our business plan. In addition to tremendous top line growth, we saw our efforts pay off in dramatically improved gross margins, as well as positive EBITDA trends," noted Andy Stern, Chief Executive Officer.

The company also recently announced that it has secured commitments for over $175 million in commercial credit facilities to facilitate higher customer growth rates. The financing consisted of a consortium of participants including: Credit Suisse First Boston, GE Capital, GATX, HP, Sun and others.

ABOUT USINTERNETWORKING, INC.

USinternetworking Inc. (Nasdaq: USIX) is a leading Application Service Provider delivering e-commerce and enterprise software as a service. The company's iMAP portfolio of service offerings delivers the rich functionality of leading software from Ariba, BroadVision, Lawson, Microsoft, Oracle, PeopleSoft and Siebel as a continuously supported, flat rate monthly service via an advanced, secure global data center network. For more information, visit www.usi.net.

Internet Managed Application Provider, iMAP, AppHost, PriorityPeering, USiGSP, USiSAN USiAccelerate, and Making Software Simple are service marks of USinternetworking, Inc. All other trademarks are the property of their respective owners. USi strategic partners and providers are publicly traded on Nasdaq under the symbols: ARBA, BVSN, CSCO, MSFT, ORCL, PSFT and SEBL.

Information in this release may involve expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to USinternetworking Inc. as of the date of the release, and we assume no obligation to update any such forward-looking statement. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in the Company's registration statement on Form S-1 declared effective by the Securities and Exchange Commission ("SEC") on April 8, 1999, the Company's Form 10-K filed with the SEC on March 30, 2000, and in our other reports filed from time to time with the SEC.


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                            USINTERNETWORKING, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                                  JUNE 30,                  MARCH 31,
                                                                                    2000                       2000
                                                                            --------------------     -----------------------
                                                                                (unaudited)              (unaudited)
 ASSETS

 Current assets:
      Cash, cash equivalents, and marketable securities                           $ 165,354,222               $ 210,143,538
      Accounts receivable, net                                                       26,500,532                  19,841,899
      Prepaid expenses and other current assets                                      18,606,877                  16,343,052
                                                                            --------------------     -----------------------
          Total current assets                                                      210,461,631                 246,328,489

 Deferred iMAP costs                                                                 22,058,691                  14,489,777
 Property and equipment, net and prepaid software licenses                          197,014,594                 141,059,056
 Goodwill                                                                            25,929,716                  27,801,716
 Other assets                                                                         6,721,706                   5,637,359
                                                                            --------------------     -----------------------

          Total assets                                                            $ 462,186,338               $ 435,316,397
                                                                            ====================     =======================


 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
      Accounts payable, accrued expenses, and other current liabilities            $ 47,285,484                $ 27,289,290
      Deferred revenue                                                               17,201,639                  11,850,325
      Current portion of capital lease obligations and long term debt                41,753,915                  31,465,994
                                                                            --------------------     -----------------------
          Total current liabilities                                                 106,241,038                  70,605,609

 Capital lease obligations and long term debt, less current portion                  78,120,432                  49,846,100
 Long term subordinated notes payable                                               125,000,000                 125,000,000
                                                                            --------------------     -----------------------

          Total liabilities                                                         309,361,470                 245,451,709
                                                                            --------------------     -----------------------


 Stockholders' equity:
      Common stock, $.001 par value, 450,000,000 shares authorized,
          96,853,430 and 96,513,644 shares issued and outstanding                        96,853                      96,513
      Additional paid-in capital                                                    372,621,121                 368,538,537
      Due from officer for purchase of common stock                                 (2,250,000)                 (2,250,000)
      Other comprehensive income                                                        779,298                     326,588
      Unearned compensation                                                         (1,031,624)                 (1,429,500)
      Accumulated deficit                                                         (217,390,780)               (175,417,450)
                                                                            --------------------     -----------------------

          Total stockholders' equity                                                152,824,868                 189,864,688
                                                                            --------------------     -----------------------

          Total liabilities and stockholders' equity                              $ 462,186,338               $ 435,316,397
                                                                            ====================     =======================



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                            USINTERNETWORKING, INC.
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                THREE MONTHS           THREE MONTHS         SIX MONTHS          SIX MONTHS
                                                   ENDED                  ENDED               ENDED               ENDED
                                               JUNE 30, 2000          JUNE 30, 1999       JUNE 30, 2000       JUNE 30, 1999
                                           ----------------------  --------------------  -----------------   -----------------
REVENUE                                              $26,222,956            $6,682,986        $44,012,469         $11,075,092

DIRECT COST OF REVENUE
      Direct costs of services                        17,286,662             4,825,410         28,536,027           8,074,757
      Network and infrastructure costs                 6,222,051             3,901,733         12,312,300           6,746,473
                                           ----------------------  --------------------  -----------------   -----------------

Cost of goods sold                                    23,508,713             8,727,143         40,848,327          14,821,230
                                           ----------------------  --------------------  -----------------   -----------------

Gross margin                                           2,714,243           (2,044,157)          3,164,142         (3,746,138)

Sales and marketing expenses                          17,679,786             7,168,111         34,936,026          13,592,773
General and administrative expenses                    6,786,733             5,943,713         13,011,701          10,882,547
Product research and development                         829,042               562,481          1,340,893             807,728
Depreciation and amortization                          9,728,108             3,571,417         17,185,699           6,164,042
Amortization of goodwill                               1,872,000             1,341,000          3,744,000           2,682,000
Non-cash stock compensation expense                    5,751,546             3,224,557          9,875,740           3,360,238
                                           ----------------------  --------------------  -----------------   -----------------

Operating expenses                                    42,647,215            21,811,279         80,094,059          37,489,328
                                           ----------------------  --------------------  -----------------   -----------------

Operating loss                                      (39,932,972)          (23,855,436)       (76,929,917)        (41,235,466)
                                           ----------------------  --------------------  -----------------   -----------------

Other income (expense)
      Interest income                                  2,594,941             1,162,918          4,498,150           1,421,365
      Interest expense                               (4,635,299)             (901,543)        (9,187,678)         (1,470,930)
                                           ----------------------  --------------------  -----------------   -----------------

                                                     (2,040,358)               261,375        (4,689,528)            (49,565)
                                           ----------------------  --------------------  -----------------   -----------------

Net loss                                           ($41,973,330)         ($23,594,061)      ($81,619,445)       ($41,285,031)
                                           ======================  ====================  =================   =================

Basic and diluted loss per common share                  ($0.43)               ($0.29)            ($0.86)             ($1.63)
                                           ======================  ====================  =================   =================

OTHER FINANCIAL DATA

EBITDA (a)                                         ($19,844,703)         ($15,410,917)      ($41,283,633)       ($28,681,889)
Recurring revenue                                            83%                   51%                81%                 41%
Contract Backlog (b)                                 $87,089,080           $16,478,521        $87,089,080         $16,478,521
Total Contract Backlog (c)                          $261,615,426           $35,863,365       $261,615,426         $35,863,365
Weighted average shares outstanding                   96,684,431            81,724,606         94,925,540          41,565,429


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(a)  The Company defines EBITDA as Earnings Before Interest, Taxes,
     Depreciation, Amortization, Amortization of Implementation Labor, and Non-Cash Stock Compensation Expense. Amortization of Implementation Labor for the three months ended June 30, 2000 and 1999 was $2,736,615 and $307,545, respectively. Amortization of Implementation Labor for the six months ended June 30, 2000 and 1999 was $4,840,845 and $347,297, respectively.

(b) The Company defines contract backlog as the minimum recurring revenue to be recognized over the next twelve-months from existing contracts.

(c) The Company defines total contract backlog as the total recurring revenue not yet recognized from existing contracts.